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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 5, 2001
                          ----------------------------
                Date of report (Date of earliest event reported)

                         ASSISTED LIVING CONCEPTS, INC.
             (exact name of registrant as specified in its charter)


             NEVADA                     1-13498                   93-1148702
-------------------------------  ----------------------   ----------------------
(State or other jurisdiction of  Commission File Number      (I.R.S. Employer
 incorporation or organization)                           Identification Number)

          11835 NE Glenn Widing Drive, Bldg E, Portland, OR 97220-9057
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               (Address of Principal Executive Offices) (Zip Code)

                                 (503) 252-6233
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

               On October 1, 2001, Assisted Living Concepts, Inc. (the "Company"), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. ("Carriage House", and together with the Company, the "Debtors") each filed a voluntary petition under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States District Court for the District of Delaware in Wilmington (the "Court"), case nos. 01-10674 and 01-10670, respectively, which are being jointly administered (the "Cases"). On December 5, 2001, the Court entered an order approving the first amended joint plan of reorganization, subject to certain minor modifications (the "Plan"). Upon satisfaction of certain conditions set forth in the Plan, the Company and its subsidiaries will emerge from the proceedings under chapter 11 of the Bankruptcy Code (which is expected to be January 1, 2002, subject to satisfaction or waiver of all conditions to the effective date (the "Effective Date")). The Distribution Record Date is December 20, 2001. The confirmation order is filed as an exhibit to this Form. The principal provisions of the Plan are as follows:

        - On or about the Effective Date of the Plan, up to $40.25 million aggregate principal amount of seven-year secured notes (the "New Senior Secured Notes"), bearing interest at 10% per annum, payable semi-annually in arrears, and up to $15.25 million aggregate principal amount of ten-year secured notes (the "New Junior Secured Notes" and collectively with the New Senior Secured Notes, the "New Notes"), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum payable semi-annually in arrears, and (c) 96% of new common stock, par value $0.01 (the "New Common Stock") of the reorganized Company will be issued to the Company's Allowed Class 4 Claims.

        - As of the date of this filing, there were 17,120,745 shares of common stock ("Old Common Stock") issued by the Company. The Company's Old Common Stock will be canceled and holders will be entitled to receive 4% of the New Common Stock of the reorganized Company. Upon implementation of the Plan, the Company will issue up to 6,500,000 shares of New Common Stock (subject to the Reserve discussed below) to its holders of Old Common Stock and Allowed Class 4 Claims in accordance with the Plan provisions.

        - The new Board of Directors of the reorganized Company will consist of seven members as follows: Leonard Tannenbaum, Andre Dimitriadis, W. Andrew Adams, Matthew Patrick, Mark Holliday, Richard Ladd and the Chief Executive Officer of the Company as of the Effective Date. The Board of Directors of the Company as of the Effective Date will select the Board of Directors and senior management of Carriage House.

        - The Company will hold back from the initial issuance of New Common Stock and New Notes on the Effective Date a percentage of the New Common Stock and the New Notes (the "Reserve") to be issued to holders of Allowed Class 4 Claims


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                because the total amount of, and the identities of the holders of, the Allowed Class 4 Claims will not be known until after the Effective Date, either because certain Allowed Class 4 Claims will be Disputed Claims (as defined in the Plan) or because those Claims will not have been made by their holders prior to the Effective Date. The initial distribution with respect to Allowed Class 4 Claims will be made only to the holders of Allowed Class 4 Claims that have been allowed prior to December 14, 2001 (the "Cutoff Date"). Once the total amount of the Allowed Class 4 Claims has been determined, the shares of New Common Stock and the New Notes held in the Reserve will be distributed pro rata among the holders of the Allowed Class 4 Claims (the date of this distribution, the "Subsequent Distribution Date"). If the Reserve is insufficient to cover Allowed Class 4 Claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those Class 4 Claims and the holders of those Claims will receive proportionately lower distributions of shares of New Common Stock and New Notes than the holders of Allowed Class 4 Claims allowed prior to the Cutoff Date. If the Reserve exceeds the distributions necessary to cover Allowed Class 4 Claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of Allowed Class 4 Claims so as to ensure that each holder of an Allowed Class 4 Claim receives, in the aggregate, its pro rata share of the New Common Stock and the New Notes. In this case, the holders of Allowed Class 4 Claims allowed prior to the Cutoff Date will receive distributions of securities both on the Effective Date and on the Subsequent Distribution Date.

               The Company and Carriage House entered into a debtor-in-possession facility with Heller Healthcare Finance, Inc.("Heller") in an approximate principal amount of up to $4.4 million (the "DIP Facility") to supplement the Company and Carriage House's cash position in order to ensure that all on-going working capital needs were met. Concurrent with the closing of the DIP Facility, certain wholly-owned subsidiaries of the Company entered into an amendment of their existing facility with Heller, which is guaranteed by the Company (the "Existing Facility") to, among other things, extend the maturity of the Existing Facility to be coterminous with the DIP Facility. Pursuant to the Plan, the DIP Facility will be refinanced through an amendment of the Existing Facility in connection with the exit from bankruptcy (the "Exit Facility"). The principal amount of the Exit Facility will not exceed $44.0 million and will mature 36 months from the date on which the Company exits from bankruptcy. Principal will be payable monthly in a monthly amount of $50,000 for the first year, $65,000 for the second year and $80,000 for the last year of the exit facility term. Interest will be calculated at 4.5% over three month LIBOR, floating monthly (not to be less than 8%), and payable monthly in arrears. The Company will remain liable for the entire amount of the Exit Facility as a guarantor.

               As of November 30, 2001 the assets and liabilities of the Company on a historical cost basis were $352.1 million and $306.9 million, respectively. On or near the Effective Date of the Plan, the Company will adopt the provisions of "fresh start accounting", which require the Company to restate all assets and liabilities to their fair values based upon the provisions of the Plan and certain valuation studies currently underway.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)      None.

(c)

        Exhibit 2.1 Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan of Reorganization dated December 5, 2001 (filed herewith).

        Exhibit 2.2 Amended Joint Disclosure Statement of the Debtors Pursuant to Section 1125 of the Bankruptcy Code dated October 30, 2001 (filed herewith).

        Exhibit 2.3 Amended Joint Plan of Reorganization of the Debtors dated October 30, 2001 (filed herewith).

        Exhibit 99.1    Press Release of the Company dated December 6, 2001


                                       3


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ASSISTED LIVING CONCEPTS, INC.



                                       By: /s/ SANDRA CAMPBELL
                                          --------------------------------
                                          Name:    Sandra Campbell
                                          Title:   Secretary

Date: December 19, 2001


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                                  EXHIBIT INDEX


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
         EXHIBIT NO.                   DOCUMENT DESCRIPTION
        Exhibit 2.1 Findings of Fact, Conclusions of Law and Order Confirming the Joint Plan of Reorganization dated December 5, 2001 (filed herewith).

        Exhibit 2.2 Amended Joint Disclosure Statement of the Debtors Pursuant to Section 1125 of the Bankruptcy Code dated October 30, 2001 (filed herewith).

        Exhibit 2.3 Amended Joint Plan of Reorganization of the Debtors dated October 30, 2001 (filed herewith).

        Exhibit 99.1    Press Release of the Company dated December 6, 2001
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